UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 23, 2022 (August 18, 2022)

GRAYBUG VISION, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39538	45-2120079
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

203 Redwood Shores Parkway, Suite 620
Redwood City, CA	94065
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (650) 487-2800

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	GRAY	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05 Costs Associated with Exit or Disposal Activities.

On August 18, 2022, the board of directors of Graybug Vision, Inc. (the “Company”) approved certain strategic, operational and organizational steps for the Company to undertake in connection with its announcement on June 28, 2022 that the Company would conduct a comprehensive review of strategic alternatives focused on maximizing shareholder value. These steps include both the termination of all activities relating to the Company’s GB-102 and GB-401 programs and certain cost-reduction initiatives, including a reduction in its workforce of approximately 70%.

In connection with these actions, the Company expects to take a restructuring charge of $4.3 million to $5.0 million in total, which it expects to recognize during the quarters ending September 30, 2022 and December 31, 2022. The restructuring charge includes: (i) a charge of approximately $2.9 million to $3.1 million related to the impairment of research and development equipment in its Baltimore, Maryland facility and the early termination of the lease of the facility that will be vacated prior to the expiration of the lease on June 30, 2023, (ii) severance and benefits for approximately 20 employees terminated with separation dates between August 31, 2022 and October 31, 2022 totaling approximately $1.1 million to $1.2 million, and (iii) costs to wind-down the GB-102 and GB-401 clinical development programs totaling approximately $0.3 million to $0.7 million.

Item 2.06 Material Impairments

The information set forth in Item 2.05 above is incorporated by reference into this Item 2.06.

Forward-Looking Statements

This Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Exchange Act, which are subject to the “safe harbor” created by those sections. Forward-looking statements can be identified by words such as “expects,” “estimates,” “intends,” “approximately” or similar references to future periods. Examples of forward-looking statements in this Form 8-K include, without limitation, statements regarding the size, timing and impact of the termination of certain activities, including the reduction in our workforce and related activities. Forward-looking statements are statements that are not historical facts, nor assurances of future performance. Instead, they are based on the Company’s current beliefs, expectations and assumptions regarding the future of its business, future plans, strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent risks, uncertainties and changes in circumstances that are difficult to predict and many of which are beyond the Company’s control, including, without limitation, the risks detailed under the caption “Risk Factors” in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2022 and its other filings with the Securities and Exchange Commission. Actual results may differ from those set forth in the forward-looking statements. Any forward-looking statement made by the Company in this Form 8-K is based only on information currently available and speaks only as of the date on which it is made. Except as required by applicable law, the Company expressly disclaims any obligations to publicly update any forward-looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRAYBUG VISION, INC.

Date: August 23, 2022	By:	/s/ Robert S. Breuil
Robert S. Breuil
Chief Financial Officer